Exhibit 11

                           Form of Opinion of Counsel
                    regarding legality of issuance of shares
                               and other matters.

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                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                 333 BUSH STREET
                      SAN FRANCISCO, CALIFORNIA 94104-2878

                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333


                            __________________, 1997



Advisors Series Trust
4455 E. Camelback Road, Suite 261E
Phoenix, AZ  85018

Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Advisors Series Trust, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 6, 1996 (the "Registration Statement") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest of one series of the Trust, _______________________________ (the "Shares") pursuant to Rule
24f-2 under the Investment Company Act of 1940, as amended (the "Act").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

(a) the Trust's Agreement and Declaration of Trust dated as of October 3, 1996 (the "Declaration of Trust"), and the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on October 3, 1996, certified to us as in effect on the date hereof;

(b)       the By-laws of the Trust;

(c) resolutions of the initial Trustees of the Trust adopted by written consent dated October 4, 1996, authorizing the issuance of the Shares;

(d)       the Registration Statement; and

(e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case
law   interpreting   such  Chapter  as  reported  in  Delaware  Code   Annotated
(__________)  and  updated  on Lexis  on  _________________,  1997.  We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.
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Based on the foregoing and our  examination  of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Registration Statement and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference to our firm under the caption "Legal Counsel" in the Prospectus of the Trust included in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,